As Filed with the Securities and Exchange Commission on March 12, 2009
Registration No.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
ADVANTA CORP.
(Exact name of registrant as specified in its charter)

DELAWARE	23-1462070
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)
Welsh & McKean Roads, P.O. Box 844
Spring House, PA 19477
(215) 657-4000
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Jay A. Dubow, Esquire
Senior Vice President, Chief Administrative Officer, Secretary and General Counsel
Advanta Corp.
Welsh & McKean Roads, P.O. Box 844
Spring House, PA 19477
(215) 657-4000
(Name, address, including zip code,
and telephone number, including area code, of agent for service)

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer☐	Accelerated filer☑	Non-accelerated filer☐ (Do not check if a smaller reporting company)	Smaller reporting company☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Securities to	Amount to be	Offering	Aggregate Offering	Registration
be Registered	Registered (1)	Price per Unit (1)(2)	Price (1)	Fee (2)(3)
RediReserve Variable Rate Certificates; Notes	$500,000,000	100%	$500,000,000	$19,650

(1)	Pursuant to Rule 457 under the Securities Act of 1933 (the “Securities Act”), which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, the table does not specify by each class information as the amount to be registered or proposed maximum offering price per unit. In no event will the aggregate initial offering price of the securities registered with the filing of this Registration Statement exceed $500,000,000, or the equivalent thereof in one or more foreign currencies or units of two or more foreign currencies or composite currencies, including the European currency unit.

(2)	The proposed maximum offering price per unit is estimated at 100%, solely for the purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(3)	The amount of the registration fee being paid at the time of the filing of this Registration Statement is determined in accordance with Section 6(b) of the Securities Act by multiplying 0.00003930 by the proposed maximum aggregate offering price of the securities being registered by this Registration Statement.
The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated March 12, 2009.

PROSPECTUS

$500,000,000 Principal Amount of Senior Debt Securities

RediReserve Variable Rate Certificates

Investment Notes With Maturities of 91 Days to Ten Years

Advanta Corp. is offering its senior unsecured debt securities, known as RediReserve variable rate certificates and investment notes. The RediReserve certificates and investment notes are senior unsecured debt obligations of Advanta Corp. that will rank equal in right of payment with our existing and future unsecured senior debt, and effectively rank junior to all secured debt of Advanta Corp. and to all indebtedness and other liabilities of our subsidiaries. RediReserve certificates are non-negotiable instruments that do not have a maturity date and pay interest at a variable rate. A RediReserve certificate is a demand investment that is redeemable in whole or in part at any time at the option of the holder. Investment notes are non-negotiable term notes, each with a fixed maturity date, and pay interest at a fixed rate or variable rate, as provided in the applicable prospectus supplement. We may offer investment notes from time to time with maturities ranging from 91 days to ten years, at our option. We will establish interest rates for the securities offered by this prospectus from time to time in supplements to this prospectus. We also may vary other terms of the securities offered by this prospectus from time to time in supplements to this prospectus.

Unless we provide otherwise in a prospectus supplement, we will sell the RediReserve certificates and the investment notes directly through our employees.

We will not list the RediReserve certificates or the investment notes for sale on a securities exchange. We do not expect that any active trading market for these securities will develop or be sustained.

An investment in the RediReserve certificates or the investment notes involves risks. You should consider carefully the risk factors and other information provided in this prospectus and any supplement to this prospectus before you decide to purchase these securities. See “Risk Factors” beginning on page 8.

We will receive all of the proceeds from the sale of the RediReserve certificates and the investment notes, from which we will pay underwriters’ discounts and commissions, if any.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2009.

SUMMARY OF THE OFFERING

This summary highlights selected information about the securities offered by this prospectus. It does not contain all of the information that you may need to consider in making your investment decision. Read carefully this entire prospectus and the applicable prospectus supplement to understand all of the terms of this offering.

Securities Offered

This prospectus relates to $500,000,000 of RediReserve variable rate certificates and investment notes. RediReserve certificates are non-negotiable instruments that do not have a maturity date and pay interest at a variable rate. A RediReserve certificate is a demand investment that is redeemable by the holder in whole or in part at any time at the option of the holder. Investment notes are non-negotiable term notes, each with a fixed maturity date. We offer investment notes from time to time with maturities ranging from 91 days to ten years, as specified in the applicable prospectus supplement. The buyer of each investment note selects the maturity date at the time of purchase from among the maturities we are then offering. We may offer investment notes with fixed or variable interest rates. The investment notes may or may not be redeemable by us before maturity, depending on the terms then being offered and as provided in the applicable prospectus supplements. Except as we otherwise specifically provide in this prospectus, the description of provisions applicable to investment notes contained in this prospectus applies solely to investment notes with fixed rates that are not redeemable by us before maturity other than as may be necessary to comply with legal or regulatory requirements applicable to us or to the securities. If, in the future, we offer investment notes with variable interest rates and/or that are redeemable by us before maturity, we will provide the applicable terms and provisions governing those investment notes in the applicable prospectus supplements.

The securities offered by this prospectus are our senior unsecured debt obligations. We are not subject to state or federal regulations that apply to banks, including regulations regarding the maintenance of reserves and the quality or condition of our assets. Neither the RediReserve certificates nor the investment notes are insured or guaranteed by any corporation, bank or other private entity or by the Federal Deposit Insurance Corporation or any other governmental agency. In addition, we do not contribute funds to a separate account, commonly known as a sinking fund, to ensure repayment of the securities upon maturity or interest when due. We do not expect that there will be a trading market for the securities offered by this prospectus.

We will compound interest on the RediReserve certificates daily and we will add the interest to the aggregate principal amount of a holder’s RediReserve certificate monthly. The aggregate principal amount of a holder’s RediReserve certificate at any time equals all amounts invested in the RediReserve certificate together with interest paid, less any redemptions. When a holder redeems the entire amount of a RediReserve certificate, we will pay the aggregate principal amount plus any accrued but unpaid interest.

We will not pay interest on any RediReserve certificate for any day for which the end-of-the-day aggregate principal amount is less than $100. We may elect to charge a service fee of $10 for any statement period during which a RediReserve certificate has an average end-of-the-day aggregate principal amount of less than $100. A holder may redeem his or her RediReserve certificates on demand up to the aggregate principal amount plus any accrued but unpaid interest.

We will compound interest on the investment notes daily. We will pay interest on investment notes with maturities of 91 days or six months only at maturity. On all other investment notes, we will pay interest monthly, quarterly, semi-annually, annually or at maturity, at the holder’s election.

We reserve the right to decline any initial or additional investment in our sole discretion. The maximum aggregate principal amount that a holder may have in the RediReserve certificates and the investment notes combined is $500,000 whether held individually or jointly with another, unless, in our sole discretion, we approve any aggregate principal amount over $500,000.

We will specify the minimum initial principal investment that a holder may make in any individual RediReserve certificate or investment note in the applicable prospectus supplement. In our sole discretion, we may approve an initial principal investment that is less than the minimum initial principal investment specified in the applicable prospectus supplement. There is no minimum amount for additional principal investments in a RediReserve certificate that a holder makes after the initial principal investment.

We may vary the terms and conditions of the RediReserve certificates and investment notes offered by this prospectus, including, but not limited to: minimum initial principal investment requirements; maximum aggregate principal amount limits for RediReserve certificates and investment notes; interest rates; minimum denominations for investment and/or redemption; service charges; and redemption provisions. Terms and conditions may be varied by state, locality, principal amount, type of investor — for example, new or current investor — or as otherwise permitted under the indenture governing the securities. The applicable terms and conditions will be as specified in this prospectus or in an applicable prospectus supplement.

The tables on pages 4 and 6 summarize the terms of the securities offered by this prospectus.

Modification, Termination or Extension of Offering

We reserve the right to change the terms of this offering or the terms of the securities at any time. In addition, we may increase the amount of securities we offer. We will describe any change to the terms of this offering or the securities in a supplement to this prospectus. We may also advise holders from time to time of any changes to already outstanding securities by written notice to each record holder’s address of record.

Any change to the terms of this offering will only apply to securities offered after the date of the change, except that with 30 days’ prior notice we may also apply any of the following changes to RediReserve certificates that are already held by holders at the time of the change:

•	any increase or decrease in the aggregate principal amount that we require holders to maintain in their RediReserve certificates;

•	any increase or decrease in the minimum withdrawal amount that applies to RediReserve certificates; and

•	any addition of or change in service charges applicable to RediReserve certificates.

We also may make any change in the terms of this offering or the terms of the securities, including securities then outstanding as well as securities that we may offer and sell in the future, on less than 30 days’ prior notice if, in our sole discretion, the change is necessary to comply with any legal or regulatory requirement applicable to us or to the securities.

How to Contact Us

Holders of RediReserve certificates or investment notes who have customer service inquiries and potential investors who would like to receive a copy of this prospectus may call us at 1-800-223-7074 or, for residents of Utah, 1-800-259-5862. Or, you may write to us at the following address: Advanta Corp., Delaware Corporate Center — Second Floor, One Righter Parkway, Wilmington, Delaware 19803.

The prospectus is also available on our internet website at www.advanta.com/notes, or such other website address as we may identify in the applicable prospectus supplement. The other contents of the Advanta.com website are not incorporated by reference into this prospectus.

Our Principal Executive Office

Our principal executive office is located at Welsh & McKean Roads, Spring House, Pennsylvania 19477-0844. The telephone number at our principal executive office is (215) 657-4000.

Ratio of Earnings to Fixed Charges

The following table shows our ratio of earnings to fixed charges for the periods indicated:

	Year Ended December 31,
	2004		2005		2006	2007		2008

Ratio of Earnings to Fixed Charges(A)	2.53	x	3.65x(B	)	2.78x	2.14	x	N/M(C	)

(A)	For purposes of computing these ratios, “earnings” represent income from continuing operations before income taxes plus fixed charges. “Fixed charges” consist of interest expense and one-third (the portion deemed representative of the interest factor) of rental expense on operating leases. Fixed charges do not include interest expense related to unrecognized tax benefits, which we classify as income tax expense.

(B)	Earnings before income taxes in 2005 included a $67.7 million gain on the transfer of consumer credit card business related to the May 28, 2004 agreement between Advanta Corp. and certain of its subsidiaries and Bank of America Corp.

(C)	The ratio calculated for the year ended December 31, 2008 is less than 1.00 and therefore, not meaningful. In order to achieve a ratio of 1.00, earnings before income taxes and fixed charges would need to increase by $66,131 for the year ended December 31, 2008.

N/M =	Not Meaningful

SUMMARY OF TERMS OF
REDIRESERVE VARIABLE RATE CERTIFICATES

RediReserve Variable Rate Certificates

Amount of Initial Principal Investment, Additional Investments and Maximum Aggregate Principal Amount	Minimum initial principal investment: We will specify the minimum initial principal investment that an investor must make in the applicable prospectus supplement. In our sole discretion, we may approve an initial principal investment that is less than the minimum initial principal investment amount that is then set forth in the applicable prospectus supplement.

Additional principal investments: The RediReserve certificates do not have a minimum amount for additional principal investments made by a holder after the initial principal investment.

Maximum aggregate principal amount: The maximum aggregate principal amount that any holder may have invested in RediReserve certificates and investment notes combined may not exceed $500,000, whether held individually or jointly with another. In our sole discretion, we may approve an aggregate principal amount in excess of $500,000.

We may decline any initial or additional principal investment in our sole discretion.

Annual Interest Rate	Different interest rates and annual percentage yields may apply, depending upon into which of the following tiers, or ranges, the end-of-the-day aggregate principal amount of a RediReserve certificate falls:

• $100.00 to $4,999.99

• $5,000.00 to $24,999.99

• $25,000.00 to $49,999.99

• $50,000.00 and above

We will not pay interest on a RediReserve certificate for any day on which the end-of-the-day aggregate principal amount is less than $100. Interest rates and annual percentage yields for each tier may change from time to time and will apply to outstanding RediReserve certificates. We will set interest rates for each tier from time to time at our discretion, based on market conditions and our financial requirements. When we set interest rates, we will provide the rates in the applicable prospectus supplement. We will set interest rates at our discretion; however, interest rates for each one-week period commencing on Sunday will be at least equal to the rate of the Thirteen Week U.S. Treasury Bills auctioned on the immediately preceding Monday less one percent.

Payment of Interest	We compound interest daily. We add accrued interest monthly to the aggregate principal amount of each RediReserve certificate. Except as we otherwise state in this prospectus or the applicable prospectus supplement, we will not pay interest by check or electronic transfer.

Redemption by Holder	Holders may require full or partial redemption upon oral or written demand or by draft, which is similar to a check. Holders may cause full or partial redemption by draft using up to four drafts per statement period without any service fee. We may charge a $15 fee for each draft after the fourth draft used by a holder in any statement period. From time to time we may establish, in our sole discretion, minimum amounts for redemption of RediReserve certificates.

Redemption by Advanta	We may redeem a holder’s RediReserve certificate on 30 days’ notice. Subject to compliance with the indenture governing the securities, we may also redeem a holder’s RediReserve certificate on less than 30 days’ notice if, in our sole discretion, the redemption is necessary to comply with any legal or regulatory requirement applicable to us or to the securities.

Form of Debt Security	Book-entry and non-negotiable. We will provide each holder with a confirmation of the investment. We will not issue promissory notes.

Automatic Extension	Not applicable — no fixed maturity.

SUMMARY OF TERMS OF INVESTMENT NOTES

Investment Notes with Maturities of 91 Days to Ten Years

Amount of Initial Principal Investment and Maximum Aggregate Principal Amount	Minimum initial principal investment: We will specify the minimum initial principal investment that an investor must make in the applicable prospectus supplement. In our sole discretion, we may approve an initial principal investment of less than the minimum initial principal investment amount that is then set forth in the applicable prospectus supplement.

Maximum aggregate principal amount: The maximum aggregate principal amount that any holder may have invested in investment notes and RediReserve certificates combined may not exceed $500,000, whether held individually or jointly with another. In our sole discretion, we may approve an aggregate principal amount in excess of $500,000.

We may decline any initial or additional principal investment in our sole discretion.

Annual Fixed or Variable Interest Rate	We may offer investment notes with fixed or variable interest rates. We will set interest rates on investment notes, from time to time, based on market conditions and our financial requirements. When we set interest rates, we will provide the rates in the applicable prospectus supplement. Once determined, the interest rate on a fixed rate investment note will not change unless we extend the term of the investment note. See “Automatic Extension” below. We may issue variable rate investment notes from time to time. If we issue variable rate investment notes, we will set the formula for determining the interest rate at the time of issuance and it will be described in the applicable prospectus supplement.

Payment of Interest	We compound interest daily on fixed rate investment notes. For fixed rate investment notes with maturities of six months or less, we pay interest only at maturity. On all other fixed rate investment notes, at the election of the holder, we pay interest monthly, quarterly, semi-annually, annually or at maturity. If we issue variable rate investment notes, the method of compounding interest on any variable rate investment notes will be described in the applicable prospectus supplement.

Redemption by Holder Before Maturity	An individual holder may redeem an investment note after his or her total permanent disability, or his or her estate may redeem an investment note after the holder’s death. For investment notes with joint holders, any individual joint holder may redeem the investment note after his or her total permanent disability, or any joint holder(s) may redeem an investment note after the death of any other joint holder of the same investment note. In each of these cases, the applicable holder’s death or permanent disability must be established to our satisfaction. The redemption price is the principal amount for the investment note plus accrued and unpaid interest up to but not including the date of redemption. Otherwise, a holder has no right to redeem an investment note before its maturity.

Redemption by Advanta	We may redeem investment notes at maturity. See “Automatic Extension” below. Unless we otherwise describe in the applicable prospectus supplement, and subject to compliance with the indenture governing the securities, we may not redeem investment notes before maturity except as may be necessary, in our sole discretion, to comply with legal or regulatory requirements applicable to us or to the securities. From time to time we may issue investment notes that are redeemable by us before maturity at our election. If we issue investment notes that are redeemable by us before maturity, we will describe our redemption rights and the terms of redemption in the applicable prospectus supplement.

Form of Debt Security	Book-entry and non-negotiable. We will provide each holder with a confirmation of the investment. We will not issue promissory notes.

Automatic Extension	At maturity, we will automatically extend the term of an investment note with a principal amount of at least $2,500 for a period equal to the original term if:

• we do not give the holder notice of redemption at least seven business days before the investment note’s maturity or the holder does not request that the investment note be redeemed or converted to another term within seven business days after the investment note’s maturity; and

• at the time the investment note matures we are offering investment notes in the state where the holder is a resident of the same term, denomination and interest type as the maturing investment note.

We will extend investment notes at their maturity dates at the rate we are offering on newly issued investment notes of the same term, denomination and type of interest rate. Investment notes with a fixed rate of interest will continue to have a fixed rate of interest and investment notes with a variable rate of interest will continue to have a variable rate of interest. If investment notes of the same term, denomination or type of interest rate are not then being offered in the state where the holder is a resident, we will redeem a maturing investment note unless the holder selects an investment note with a term and type of interest rate, as applicable, being offered at that time in the state where the holder is a resident. Except as otherwise provided in the applicable prospectus supplement, we will redeem automatically any investment note with a principal amount that is less than $2,500 at maturity.

RISK FACTORS

Your investment in the securities offered by this prospectus involves risks. Before you invest in any of the securities offered by this prospectus, you should consider carefully the risk factors described below together with all of the other information included in this prospectus and the applicable prospectus supplement. The risks described below are intended to highlight risks that are specific to us and the securities offered by this prospectus. However, the risks described below are not the only risks that we face. Additional factors that may adversely affect the business, results and financial condition of Advanta Corp. and its subsidiaries are discussed in Advanta Corp.’s periodic reports filed with the SEC and incorporated by reference herein, as described in this prospectus under the heading “Where You Can Find More Information.” In consultation with your own financial, tax and legal advisors, you should carefully consider, among other matters, the discussion of risk factors contained in the Company’s latest Form 10-K and any Form 10-Q or 8-K amending or supplementing such risk factors before deciding whether an investment in the securities offered by this prospectus is suitable for you. These additional risks, including those generally affecting the industry in which we operate, may also have a negative impact on our business, the value of your investment and our ability to pay interest or repay principal on the securities offered by this prospectus.

RISKS RELATED TO THE SECURITIES OFFERED BY THIS PROSPECTUS

We do not expect there will be a trading market for the investment notes or the RediReserve certificates.

You must be prepared to hold your investment notes until maturity because we do not expect there will be a trading market for your investment notes that will allow you to resell your investment notes. Although, in our sole discretion, we may allow an early redemption of your investment note, we are not obligated to so do. If we do allow you to redeem your investment notes before maturity, we have the right to impose a penalty and you may not recover the full amount of your original principal investment.

We do not expect there will be a trading market for the RediReserve certificates, although holders of the RediReserve certificates may redeem them in full or in part at any time.

There is no sinking fund, security, or guarantee for our obligation to make payments on the securities, so you will have to rely solely on our revenues from operations and other sources of funds for repayment.

The securities offered by this prospectus are senior unsecured debt securities. They are not secured by any of our assets. We do not contribute funds to a separate account, commonly known as a sinking fund, to make interest or principal payments on the securities. Further, none of our subsidiaries or affiliates has offered any guarantee of payment on the securities if we do not have enough funds to make interest and/or principal payments. Therefore, if you invest in any of the securities, you will have to rely only on our revenues from operations and other sources of funds for repayment of principal at maturity or redemption, and for payment of interest when due.

Advanta Corp. is not a bank and investments in the securities offered by this prospectus are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other source.

Neither the RediReserve certificates nor the investment notes are insured or guaranteed by any corporation, bank or other private entity or by the Federal Deposit Insurance Corporation (“FDIC”) or any other governmental agency. The RediReserve certificates and investment notes are not covered by the FDIC’s Temporary Liquidity Guarantee Program. As a result, your investment in RediReserve certificates or investment notes will not have the benefit of any of these protections. Only Advanta Corp. is obligated to pay the principal of and interest on the securities, and only its assets are available for this purpose. If Advanta Corp.’s assets are insufficient to pay the principal of and interest on the securities, you could lose some or all of your investment.

Your right to receive payment on the securities may be junior to the rights of depositors and other creditors of our subsidiaries to be paid money owed to them.

Advanta Corp. is a holding company and our assets consist primarily of investments in our subsidiaries. Our subsidiaries conduct substantially all of our consolidated operations and own substantially all of our consolidated assets. As a result, Advanta Corp.’s cash flow and our ability to meet our debt service obligations depend on the cash flow of our subsidiaries and the payment of funds by the subsidiaries to Advanta Corp. in the form of loans, dividends or otherwise. State and federal regulation of our banking and insurance subsidiaries also impose limitations on the ability of these subsidiaries to make loans or pay dividends to us.

In addition, our right to receive any distribution of assets from any of our subsidiaries if they liquidate their assets or undergo a reorganization or other similar transaction is junior to the claims of creditors of the subsidiary. Consequently, unless we are recognized as a creditor of the subsidiary, the securities offered by this prospectus will effectively rank junior in right of repayment to all of the existing and future liabilities of our subsidiaries. At December 31, 2008, our subsidiaries had total liabilities, excluding liabilities owed to us, of approximately $2.7 billion. The indenture does not limit the amount of secured or unsecured debt any of our subsidiaries may incur.

If we are unable to receive distributions from our subsidiaries, either as cash flow or following a liquidation, we may not be able to meet our obligations under the securities or continue our normal business operations.

We may incur additional indebtedness ranking senior or equal to the securities, which may have the effect of reducing the amount of proceeds paid to you if we are involved in a bankruptcy or other similar proceeding.

The terms of the indenture do not prohibit us from incurring additional indebtedness or limit the amount of secured or unsecured debt we may incur. We may incur substantial additional indebtedness, including secured debt which would be senior in right of repayment to that of the holders of the securities offered by this prospectus. In addition, we may incur additional debt that ranks equally with the securities offered by this prospectus, including, but not limited to, other senior unsecured debt securities and trade payables. Any of these actions could have the effect of reducing the amount of proceeds paid to you if we are involved in a bankruptcy, liquidation, dissolution, reorganization or similar proceeding, or upon a default in payment on, or the acceleration of, any debt.

The indenture governing the securities provides limited protection for you in the event of a change in voting control of Advanta Corp.

The securities offered by this prospectus are governed by a trust indenture which is an agreement between us and the trustee about the terms of the securities. The indenture provides only limited protection for holders of the securities if Advanta Corp. were to be purchased through what is known as a leveraged buy-out or if there is a change in who has voting control over us. A leveraged buy-out is a transaction where a buyer seeking to purchase Advanta Corp. relies on our credit and uses our assets as collateral to borrow funds to finance the purchase. Though the indenture requires a buyer to assume our obligations to holders of securities under the indenture, the indenture does not prohibit the buyer from incurring additional debt through a leveraged buy-out which might be senior in right of repayment to that of the holders of the securities. This type of transaction might reduce the cash available to us or to anyone who may acquire us, and hurt our ability, or the ability of anyone who acquires us, to make payments on the securities.

The indenture governing the securities contains limited events of default and rights of individual holders to institute legal proceedings.

The indenture governing the securities contains only limited events of default other than our failure to pay principal or interest on time, and limits the rights of individual holders to institute legal proceedings in connection with the indenture or for any remedy under the indenture, other than to enforce the holder’s right to payment of principal and interest when due. See “Description of Securities — Provisions Relating to All Securities — Events of Default.” For instance, you may not institute a legal proceeding unless you have previously given to the trustee written notice of a continuing event of default with respect to the securities and offered reasonable indemnity to the trustee to institute that proceeding as trustee.

The non-investment grade ratings of our debt may hurt our ability to obtain funding for our operations on reasonable terms and, as a result, our ability to repay indebtedness.

Currently, our debt is rated below investment grade. Non-investment grade ratings of our debt from rating agencies could make it more difficult and more costly for us to sell debt or equity securities in the capital markets.

Continuation of our below investment grade ratings or a down-grade of any of the ratings of our debt may negatively affect, among other things, our ability to raise funds on terms that we consider reasonable to us.

If we are unable to obtain funding on reasonable terms, it may negatively impact our ability to fund our operations and, as a result, our ability to repay indebtedness, including principal and interest due on the securities offered by this prospectus.

If you hold your RediReserve certificate or investment note jointly with one or more joint holders, your investment may be redeemed by one of the other joint holders of the same security without your consent.

If you invest in a security offered by this prospectus and own it jointly with one or more other holders, there are circumstances under which any one holder may redeem or withdraw some or all funds from the security without the knowledge or consent of the other holders. See, “Redemption by the Holder on Death or Total Permanent Disability” and “Joint Holders” in this prospectus. If you own a security offered by this prospectus jointly with another holder and the other holder redeems some or all of the funds, interest will no longer accrue on the redeemed funds. If your RediReserve certificate or investment note is redeemed earlier than you expected, you may not be able to reinvest in a security bearing an equivalent rate of interest to that borne by the security that was redeemed.

Risks Associated With Our Business, The Credit Card Industry And The Economy

Negative trends and developments in economic conditions and the financial markets may continue to adversely impact our business, results of operations, financial condition, access to various funding sources and the trading price of our common stock.

Deterioration of the U.S. economy beginning in the latter half of 2007 and the continuing negative trends in economic conditions and disruption in the capital markets have adversely affected our business. Many small business credit card issuers, including Advanta, have experienced increased delinquencies and charge-offs due to the impact of the general economic downturn on small businesses. It is more difficult to predict the credit performance of our customers and the losses inherent in our portfolio in this challenging economic environment. If the economic downturn continues, the ability and willingness of our small business customers to pay amounts owed to us could continue to be adversely affected, resulting in further increases in delinquencies and charge-offs. In addition, continued deterioration in the economy could lead to further reductions in the number of customers and the volume of transactions and have a negative impact on our business, results of operations and financial condition.

The disruption in the credit and financial markets has negatively impacted the securitization markets, the value of certain of our investments and the value of our retained interests in securitizations, which has impacted our funding decisions and our ability to realize expected levels of return on certain of our assets. Although we have high levels of capital and liquidity, if the current economic situation continues or worsens it could adversely affect our business, results of operations and financial condition.

Legislative, regulatory and other legal developments may affect our business operations and ability to generate new accounts.  Banking, finance and insurance businesses, in general, and banks, including industrial loan banks such as Advanta Bank Corp., are the subject of extensive regulation at the state and federal levels. Numerous legislative and regulatory proposals are advanced each year which, if adopted, could affect our profitability or the manner in which we conduct our activities.

The credit card industry is also highly regulated by federal and state laws. These laws affect how loans are made, enforced and collected. The federal and state legislatures may pass new laws, or may amend existing laws, to regulate further the credit card industry or to reduce finance charges or other fees applicable to credit card accounts. The current economic environment and its impact on the banking and financial services industries has resulted in new laws and regulatory changes and initiatives that could impact, among other things, lending and funding practices and liquidity and capital requirements or could lead to restrictions on certain business practices, methods and policies of credit card issuers. Changes in laws or regulations, as well as changes in the marketplace, economic and political environments and prudent business practices, could make it more difficult for us to market our product offerings, to enforce or change the terms of our existing business credit card accounts or to collect business credit card receivables. Any of the foregoing could decrease our income and profitability.

In recent years certain industry groups and consumers have expressed concerns about interchange rates related to MasterCard®* and Visa®** credit and debit transactions and about increases in the interchange rates. In some countries, regulators have taken actions to challenge or reduce interchange rates and certain other fees that banks charge on transactions. While there is no specific imminent regulatory action pending to restrict interchange rates in the United States, interchange rates have also been the topic of increased Congressional and regulatory interest. Also in the United States, several suits have been filed by various merchants alleging that the establishment of interchange rates violates the antitrust laws. Any restriction on or reduction in interchange rates would reduce the amount of interchange paid to us and could have an adverse effect upon our results of operations and financial position.

Federal and state legislatures as well as government regulatory agencies are considering increased regulation of credit cards through legislative and regulatory initiatives that could impact our business, such as proposals related to enhanced credit scoring disclosure, interchange rates, defaults, billing practices, account repricing, penalty pricing, payment hierarchy, minimum monthly payments and other aspects of credit card lending, marketing and operations. There are other legislative and regulatory initiatives, including amendments to laws and regulations as well as proposals under discussion or consideration, that could impact the manner in which we conduct and fund our business, such as amendments to regulations governing unfair or deceptive acts and practices and proposals dealing with data security, identity theft and the securitization of credit card receivables and other loans. It is possible that if any versions of these proposals were to become effective they could impact our business and, accordingly, could make compliance more difficult and expensive and could negatively affect our operating results and the manner in which we conduct our business. It is impossible to determine the extent of the impact of any new laws, regulations or initiatives that may be proposed, or whether any of the federal or state proposals will become law.

We have procedures to comply with local, state and federal laws, rules and regulations applicable to us and to our business and we believe that we comply in all material respects with these requirements. We incur substantial costs and expenses in connection with our compliance programs and efforts. If it were determined that we were not in compliance with applicable statutory and regulatory requirements it could lead to: economic remedies such as penalties, fines and other payments; litigation exposure, including, class action lawsuits; and administrative enforcement actions. Changes to statutes, regulations or regulatory policies, guidance or interpretations or the outcomes of regulatory reviews or examinations could adversely affect us, including by limiting the types of products and services we may offer and the amounts of finance charge rates or other fees we may charge.

We are subject to regulation by a number of different regulatory agencies and authorities, including bank regulatory authorities, which have broad discretion to take actions that could affect the manner in which we conduct our business, and could adversely affect our results of operations and our financial condition.

We are subject to oversight, regulation and examination by a number of regulatory agencies and authorities, including federal and state bank regulators, the Securities and Exchange Commission and the NASDAQ stock market. We conduct our business credit card business through Advanta Bank Corp., a Utah chartered industrial bank that is subject to regulatory oversight and examination by both the FDIC and the Utah Department of Financial Institutions. We also own Advanta Bank, a bank chartered under the laws of the State of Delaware that is subject to regulatory oversight and examination by the FDIC and the Delaware Office of the State Bank Commissioner. Both banks are subject to provisions of federal law that regulate their activities and require them to operate in a safe and sound manner. The federal and state bank regulators may seek to apply both existing and proposed laws and regulations and to impose changes, restrictions and limitations on our banks, including our business and business practices, which could adversely affect the manner in which we conduct our business, our results of operations and our financial condition. The effects of, and changes in, the level of regulatory scrutiny, regulatory requirements, regulatory guidance and initiatives, including mandatory and possible discretionary actions by federal and state regulators, restrictions and limitations imposed by laws applicable to industrial loan banks, examinations, audits

* MasterCard® is a federally registered service mark of MasterCard International, Inc.
** Visa® is a federally registered service mark of Visa Inc. and its subsidiaries.

and possible agreements between a bank and its regulators may affect the operations of our banks and our financial condition.

Market conditions and other factors beyond our control could negatively impact the availability and cost of funding for our operations.

We fund our operations through a number of sources, including securitizations, deposits at our bank subsidiaries and sales of unsecured debt securities, including the investment notes and RediReserve certificates offered by this prospectus.

We have historically relied on our ability to combine and sell business credit card receivables as asset-backed securities through transactions known as securitizations as a significant source of funding for our operations. At December 31, 2008, off-balance sheet securitized receivables represented 55% of our funding. Our ability to complete securitizations depends upon:

•	general conditions in the securities markets;

•	specific conditions in the asset-backed securities markets;

•	the quality of our business credit card portfolio; and

•	the ratings on the asset-backed securities sold in the securitizations.

The disruption in the credit and financial markets has negatively impacted the securitization markets, the value of certain of our investments and the value of our retained interests in securitizations, which has impacted our funding decisions and our ability to realize expected levels of return on certain of our assets. In February 2009, Standard and Poor’s and Moody’s Investor Service both downgraded their ratings on certain of the AdvantaSeries notes issued by our securitization trust. Due to the disruption in the capital markets, since the second quarter of 2008 we have not accessed the securitization markets which have historically been a significant source of our funding. It is uncertain whether or on what terms we will have access to the securitization markets as a source of funding in the future. Although securitizations are not our only source of cash to fund our operations, if our access to securitization funding on terms that we consider reasonable to us continues to be disrupted, it could negatively impact our results of operations and financial condition.

The occurrence of certain events could result in the early amortization of our outstanding business credit card securitization transactions.

The occurrence of certain events could result in the early amortization of our outstanding business credit card securitization transactions. If an early amortization occurred it could have a negative impact on the value of certain of our assets and negatively affect our results of operations and financial condition. Early amortization triggers include, among others, insufficient cash flows from the securitized pool of receivables to meet contractual requirements (for example, “excess spread” requirements). Our business credit card securitizations are typically structured as “revolving transactions” and the occurrence of an event that would trigger an early amortization would result in the end of the revolving period prior to the expected date. In an early amortization, the securitization noteholders are paid as payments are received from customers on the securitized receivables. We have securitization structuring alternatives and other tools available to us to increase the trust’s cash-based revenues, if we choose to do so, that we believe will avoid an early amortization for the trust or any individual securitization. Also, we are under no obligation to fund new receivables on our balance sheet whether or not there is an early amortization. We can do so for the accounts we choose and to the degree we choose. Therefore, we do not expect an early amortization to cause a serious reduction of our strong levels of liquidity. Our expectation is that we would use our tools to prevent an early amortization unless we conclude that it is to our advantage not to do so. This could be the case if we believed that our overall liquidity and equity would be maximized by not preventing an early amortization.

We may make changes in the terms of our business credit card accounts that could negatively affect our results of operations and profitability.

We have the right to change the terms of our agreements with our customers, including the finance charge rates and the other fees and charges that are applicable from time to time on the accounts, the applicable minimum monthly payment required on the accounts and various other terms. We may decide to increase or decrease finance charge rates or other fees and charges for existing accounts, or to take actions that would otherwise change the terms of the accounts, as a result of: changes in applicable law or regulations; changes in the marketplace; changes in the economic, political or regulatory environments; prudent business practice; or other reasons. Changes in the terms of our business credit card accounts may cause account attrition or changes in customer behavior, such as credit card use, payment patterns and rates of delinquencies and charge-offs, which could negatively affect our results of operations and profitability. Changes in the finance charges and the other fees and charges assessed on the accounts and changes in minimum monthly payments required may change the effective yield on the accounts and could negatively impact our results of operations and profitability.

FREQUENTLY ASKED QUESTIONS RELATING TO THE REDIRESERVE
CERTIFICATES AND INVESTMENT NOTES

Q:	What is Advanta Corp.?

A:	Today, we are one of the nation’s largest credit card issuers (through Advanta Bank Corp.) of MasterCard® business purpose credit cards to small businesses and business professionals. Our business credit card accounts provide approved customers with unsecured revolving business credit lines. Founded in 1951, Advanta has long been an innovator in developing and introducing many of the marketing techniques common in the financial services industry today, including remote lending and direct mail, affinity and relationship marketing. We own two depository institutions, Advanta Bank Corp. and Advanta Bank. We primarily fund and operate our business credit card business through Advanta Bank Corp. which offers a variety of deposit products that are insured by the Federal Deposit Insurance Corporation, or FDIC, in accordance with applicable FDIC regulations and limits. We offer credit protection and related products to our customers. A portion of these products are insurance products that we offer through our insurance subsidiaries, Advanta Life Insurance Company and Advanta Insurance Company. For more information about our business, see “Information About Our Business” in this prospectus.

Q:	What are RediReserve certificates and investment notes?

A:	RediReserve certificates and investment notes are senior unsecured debt securities of Advanta Corp. RediReserve certificates can be redeemed in full or in part by the holder at any time by oral or written demand, or by draft, which is similar to a check. RediReserve certificates pay a variable rate of interest. Investment notes are fixed term notes with maturities of 91 days to 10 years and may pay either a fixed or variable rate of interest, as provided in the applicable prospectus supplement. Generally, a holder of an investment note has no right to redeem the investment note until its maturity.

Q:	Are there risks associated with investing in RediReserve certificates and investment notes?

A:	There are various risks associated with an investment in RediReserve certificates and investment notes, including those described in this prospectus under the heading “Risk Factors.” For example, the RediReserve certificates and investment notes are not bank deposits and are not insured or guaranteed by any bank or other private entity or by the FDIC or any other governmental agency. In addition, we do not contribute funds to a separate account, commonly known as a sinking fund, to ensure payment of interest when due or repayment of the RediReserve certificates and the investment notes upon maturity. RediReserve certificates have no fixed maturity and pay a variable interest rate determined by us each week.

Before you decide to purchase any RediReserve certificates or investment notes, you should consider carefully the risk factors described in this prospectus under “Risk Factors,” together with all of the information included in this prospectus and any applicable prospectus supplement. The risks described in this prospectus are not the only risks that we face. Additional factors that may adversely affect our business, results and financial condition are discussed in Advanta Corp.’s periodic reports filed with the SEC and incorporated by reference herein, as described in this prospectus. If you have questions about whether an investment in RediReserve certificates or investment notes is right for you, please consult with your financial advisor.

Q:	RediReserve certificates and investment notes are senior unsecured debt securities. What does “senior unsecured” mean?

A:	“Senior unsecured” refers to the priority in right of repayment in the event we are involved in a bankruptcy, liquidation, dissolution, reorganization or similar proceeding, or upon a default in payment on, or the acceleration of, any of our secured debt. In such event, the RediReserve certificates and investment notes would rank as follows in priority for repayment:

•	RediReserve certificates and investment notes would be paid after any secured debt of Advanta Corp.

•	RediReserve certificates and investment notes rank equally with and would be paid pro rata with our other senior unsecured debt, including, but not limited to, other senior unsecured debt securities and trade payables.

•	RediReserve certificates and investment notes, together with any other senior unsecured debt of the Company, would be paid before any of our junior, senior-subordinated or subordinated debt. Debt is only considered to be junior, senior-subordinated or subordinated when the holder of the debt has agreed to subordinate its right to repayment to the repayment of senior unsecured debt.

•	RediReserve certificates and investment notes would be paid before stockholders.

In addition, the RediReserve certificates and investment notes will effectively rank junior in right of repayment to all of the existing and future liabilities of our subsidiaries. The indenture does not limit the amount of secured or unsecured debt that we or any of our subsidiaries may incur.

Q:	Are the RediReserve certificates and investment notes covered by the FDIC’s Temporary Liquidity Guarantee Program?

A:	No. The RediReserve certificates and investment notes are not covered by the FDIC’s Temporary Liquidity Guarantee Program and they are not guaranteed by the FDIC or any other governmental agency. In addition, the RediReserve certificates and investment notes are not bank deposits and are not insured or guaranteed by any bank or other private entity.

Q:	Where can I get regular updates on Advanta Corp.’s financial performance?

A:	We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the following public reference room maintained by the SEC at:

100 F Street, NE
Room 1580
Washington, D.C. 20549

You may obtain information on the operation of the SEC’s public reference room by calling 1-800-SEC-0330. Our filings with the SEC also are available to the public on the internet at the SEC’s website at http://www.sec.gov.

Q:	Is a minimum investment amount required to invest in RediReserve certificates or investment notes?

A:	We will specify the minimum initial principal investment amount that a holder may make in any individual RediReserve certificate or investment note in the applicable prospectus supplement. We may approve, however, in our sole discretion, an initial principal investment that is less than the minimum initial principal investment amount set forth in the applicable prospectus supplement. There is no minimum amount for additional principal investments in a RediReserve certificate that a holder makes after the initial principal investment. We also may decline any initial or additional investment in our sole discretion.

Q:	Is there a maximum amount that any holder may have invested in RediReserve certificates and investment notes?

A:	The maximum aggregate principal amount that any holder may have invested in RediReserve certificates and investment notes combined may not exceed $500,000, including initial principal investment(s) and any additional investment(s) by the same holder, whether held individually or jointly with another. We may approve, however, in our sole discretion, any aggregate principal amount in excess of $500,000. We also may decline any initial or additional investment in our sole discretion.

Q:	Can the terms and conditions of the RediReserve certificates and investment notes offered by this prospectus be varied?

A:	We may vary the terms and conditions of the RediReserve certificates and investment notes offered by this prospectus, including, but not limited to: minimum initial principal investment requirements; maximum aggregate principal amount limits for RediReserve certificates and investment notes; interest rates; minimum denominations for investment and/or redemption; service charges; and redemption provisions. Terms and conditions may also be varied by state, locality, principal amount, type of investor — for example, new or current investor — or as otherwise permitted under the indenture governing the RediReserve certificates and investment notes.

Q:	How will Advanta use the proceeds from the sale of the debt securities?

A:	Generally, we plan to use the proceeds from the sale of the debt securities offered by this prospectus for general corporate purposes. This may include, among other things, the purchase of assets from, investments in and extensions of credit to, our subsidiaries and affiliates for their general corporate purposes. General corporate purposes for us and our subsidiaries and affiliates may include, for example, operating expenses and capital expenditures. We also may use the proceeds to provide financial support to the securitization trust for our business credit card securitizations. For information on other potential uses of proceeds, see “Use of Proceeds” in this prospectus.

INFORMATION ABOUT OUR BUSINESS

All references to “we” or “us” or “our” or “Advanta” or “the Company” in this prospectus and any applicable prospectus supplement mean only Advanta Corp., unless it is made clear that the term means Advanta Corp. and its consolidated subsidiaries.

Advanta is one of the nation’s largest credit card issuers (through Advanta Bank Corp.) in the small business market. We issue business purpose credit cards to small businesses and business professionals in the United States. Our business credit card accounts provide approved customers with unsecured revolving business credit lines. Advanta’s exclusive focus on the small business market and related community, as well as our size, experience in the small business market and commitment to developing meaningful product offerings and a high level of service tailored to the needs of small businesses, differentiate us from other credit card issuers. Founded in 1951, Advanta has long been an innovator in developing and introducing many of the marketing techniques that are common in the financial services industry today, including remote lending and direct mail, affinity and relationship marketing.

We are licensed to issue both MasterCard® and Visa® business purpose credit cards, although our primary product offering is a MasterCard® business purpose credit card. MasterCard® and Visa® both license banks and other financial institutions, such as Advanta Bank Corp., to issue credit cards using their respective service marks and payment networks. Under the terms of our cardholder agreement, our business purpose credit cards may be used for business purposes only. Our business credit cards provide approved customers with access, through merchants, banks, checks, electronic fund transfers and ATMs, to unsecured revolving business purpose credit lines. Because the credit card industry is highly competitive and there is increased focus on the small business market among credit card issuers, we continually seek new ways to develop and strengthen our relationships with our customers and the small business community. We are committed to investing in new ideas and initiatives that we believe will strengthen our relationships with and build value from our more profitable customers and manage our exposure to the higher risk customers.

We use an information-based strategy to prudently operate our business. The deterioration of the economic environment has negatively impacted our small business customers and has adversely affected our business results. In response to the current economic environment and conditions, we have reduced and expect to further reduce new account originations and we are using our information-based approach to develop strategies and programs designed to build value from our more profitable customers and to manage our exposure to our higher risk customers.

We own two depository institutions, Advanta Bank Corp., a Utah industrial bank, and Advanta Bank, a Delaware state chartered bank. We primarily fund and operate our business credit card business through Advanta Bank Corp., which offers a variety of deposit products that are insured by the Federal Deposit Insurance Corporation (the “FDIC”) in accordance with applicable FDIC regulations and limits. We offer credit protection and related products to our customers. A portion of these products are insurance products that we offer through our insurance subsidiaries, Advanta Life Insurance Company and Advanta Insurance Company.

Through the first quarter of 2001, we had two additional lending businesses, Advanta Mortgage and Advanta Leasing Services. In the first quarter of 2001, we exited our mortgage business and ceased originating new leases in our small ticket equipment leasing business.

Prior to February 20, 1998, we also issued consumer credit cards. We exited this business in February 1998 pursuant to the terms of a contribution agreement, dated October 27, 1997 and amended on February 20, 1998, between us and Fleet Financial Group, Inc. (“Fleet”). In connection with the Consumer Credit Card Transaction, we acquired a 4.99% interest in Fleet Credit Card Services, L.P. At December 31, 2008, our ownership interest in this partnership, which is now a subsidiary of Bank of America Corp., was approximately 1.3%.

Advanta Corp. was incorporated in Delaware in 1974 as Teachers Service Organization, Inc., the successor to a business originally founded in 1951. In January 1988, we changed our name from TSO Financial Corp. to Advanta Corp. Our principal executive office is located at Welsh & McKean Roads, P.O. Box 844, Spring House, Pennsylvania 19477-0844. Our telephone number at our principal executive office is (215) 657-4000.

How to Contact Us

Holders of RediReserve certificates or investment notes who have customer service inquiries and potential investors who would like to receive a copy of this prospectus may call us at 1-800-223-7074 or, for residents of Utah, 1-800-259-5862. Or, you may write to us at the following address: Advanta Corp., Delaware Corporate Center — Second Floor, One Righter Parkway, Wilmington, Delaware 19803.

The prospectus is also available on our internet website at www.advanta.com/notes, or such other website address as we may identify in the applicable prospectus supplement. The other contents of the Advanta.com website are not incorporated by reference into this prospectus.

USE OF PROCEEDS

We will use the proceeds from the sale of the securities offered by this prospectus for general corporate purposes, including the purchase of assets from, investments in and extensions of credit to, our subsidiaries and affiliates, and they, in turn, will use the proceeds for their general corporate purposes. General corporate purposes for us and our subsidiaries and affiliates may include, for example, operating expenses and capital expenditures. We also may use the proceeds to finance future acquisitions, including acquisitions of business credit card receivables or to provide financial support to the Advanta Business Card Master Trust, the securitization trust for our business credit card securitizations. Presently we have no specific plans for any proposed acquisitions other than in the ordinary course of business and we have no obligation to provide financial support to the Advanta Business Credit Card Master Trust. We also may use proceeds to invest in income-producing securities and other assets. The amount of securities that we offer from time to time and the precise amounts and timing of the applications of the proceeds will depend upon market conditions as well as our funding requirements and those of our subsidiaries and affiliates.

DESCRIPTION OF SECURITIES

General

This offering relates to Advanta Corp.’s RediReserve Variable Rate Certificates (the “RediReserve certificates”) and investment notes. We will issue the securities offered by this prospectus under an indenture dated October 23, 1995 between Advanta Corp. and the Bank of New York Mellon (as successor to JP Morgan Chase Bank, N.A. (formerly The Chase Manhattan Bank)), a corporation organized and existing under the laws of the State of New York, as successor trustee. We have filed a copy of the indenture as an exhibit to the registration statement of which this prospectus is a part. The following statements are brief summaries of some of the key provisions of the indenture, and are subject to the detailed provisions of the indenture. You should refer to the indenture for a complete statement of those provisions. Whenever this prospectus refers to particular provisions of the indenture or terms defined in the indenture, those provisions or definitions are incorporated by reference as part of the statements made in this prospectus, and the statements are qualified in their entirety by that reference. We have the right to modify the indenture as described below. Additionally, we reserve the right to terminate this offering, or modify the terms of the offering or the securities offered by this prospectus, at any time, by an appropriate amendment or supplement to this prospectus. Except under limited circumstances, no modification will affect the rights of the holders of then outstanding securities. For instance, with 30 days’ prior notice, at our election we may:

•	increase or decrease the minimum principal amount that a holder may be required to maintain in an existing RediReserve certificate;

•	increase or decrease the minimum amount that a holder of a RediReserve certificate may redeem; and

•	add or change service charges that apply to RediReserve certificates as described under “Description of Securities — Provisions that Apply to RediReserve Variable Rate Certificates — Service Charges.”

We also may make any change in the terms of this offering or the terms of the securities, including securities then outstanding as well as securities that we may offer and sell in the future, on less than 30 days’ prior notice if, in our sole discretion, the change is necessary to comply with any legal or regulatory requirement applicable to us or to the securities. We also may increase the amount of securities we offer. We will describe any change to the terms of this offering or the securities in the applicable prospectus supplement. We also may advise holders from time to time of any changes to already outstanding securities by written notice to each record holder’s address of record.

The securities are not secured by any collateral or lien. There are no provisions for a sinking fund.

Provisions That Apply to RediReserve Variable Rate Certificates

Form of Security; Non-negotiability and Statements:  RediReserve certificates are not negotiable and are not evidenced by any promissory note issued to the holder. Each purchaser of a RediReserve certificate will receive a confirmation of the investment that evidences ownership of the RediReserve certificate. However, this confirmation will not be a negotiable instrument, and the holder cannot transfer rights of ownership in a RediReserve certificate by mere endorsement and delivery of this confirmation to a purchaser. Following the end of each month, we will send a statement to each holder of a RediReserve certificate indicating the transactions, if any, affecting the holder’s RediReserve certificate during that period.

We maintain a register to record the holder of each outstanding RediReserve certificate and may treat the person or persons named on the register as the holder of the RediReserve certificate for all purposes. In order to transfer ownership of a RediReserve certificate on the register, the holder must provide us with written notice on a form that we will supply and that is returned to us in accordance with our instructions. The notice must be signed by the holder or holders, or by the duly authorized representative of the holder or holders. A holder may not pledge, assign or hypothecate any RediReserve certificate as collateral for a loan or otherwise.

Denomination and Minimum Initial Principal Investment Amount:  We will specify the minimum initial principal investment amount for any individual RediReserve certificate in the applicable prospectus supplement. From time to time, we may increase or decrease the minimum initial principal investment amount requirements for RediReserve certificates. We will describe any increase or decrease in the applicable prospectus supplement. We may approve, in our sole discretion, an initial principal investment that is less than the minimum initial principal investment amount that is then set forth in the applicable prospectus supplement. There is no minimum amount for additional principal investments in a RediReserve certificate that a holder makes after the initial principal investment. We reserve the right to decline any initial or additional principal investment in our sole discretion.

Interest on RediReserve Variable Rate Certificates:  The interest rate we pay and the annual percentage yield on any particular RediReserve certificate depends on the tier into which the end-of-the-day aggregate principal amount of that RediReserve certificate falls. Different interest rates and annual percentage yields may apply, depending upon into which of the following tiers the end-of-the-day aggregate principal amount of a RediReserve certificate falls:

•	$10 charge per statement period for each RediReserve certificate that has an average end-of-the-day aggregate principal amount of less than $100;

•	$100.00 to $4,999.99

•	$5,000.00 to $24,999.99

•	$25,000.00 to $49,999.99

•	$50,000.00 and above

We will not pay interest for any day on which the end-of-the-day aggregate principal amount of a RediReserve certificate is less than $100. We will determine the interest rate and annual percentage yield separately for each RediReserve certificate, regardless of the number of RediReserve certificates a holder may own. We may change interest rates and annual percentage yields for each tier, from time to time at our sole discretion, and those new rates will apply to outstanding RediReserve certificates. We will set interest rates for each tier from time to time at our sole discretion, based on market conditions and our financial requirements. When we set interest rates, we will provide the rates in the applicable prospectus supplement. Although we will set interest rates at our discretion, the interest rates for each one-week period commencing on Sunday will be at least equal to the rate of the Thirteen Week U.S. Treasury Bills auctioned on the immediately preceding Monday less one percent. We will apply interest at the applicable rates to the entire end-of-the-day aggregate principal amount of a RediReserve certificate for each day that the end-of-the-day aggregate principal amount of that RediReserve certificate is $100 or more. You may inquire about the interest rates being offered on RediReserve certificates by calling us at 1-800-223-7074 or, for residents of Utah, 1-800-259-5862. Or, you may inquire about our offered interest rates by writing to us at the following address: Advanta Corp., Delaware Corporate Center — Second Floor, One Righter Parkway, Wilmington, Delaware 19803.

Interest is compounded daily on a 365-day basis and accrued interest is added monthly to the aggregate principal amount of a RediReserve certificate. Except as noted below, we will not pay by check or electronic transfer interest accrued during any monthly period. Instead, we will add the interest to the aggregate principal amount of the RediReserve certificate. Interest accrues on the aggregate principal amount of each RediReserve certificate up to but not including the date of redemption. If a holder redeems the entire amount of a RediReserve certificate, we will pay the aggregate principal amount plus any interest that is accrued but unpaid as soon as practicable after redemption.

Minimum Aggregate Principal Amount Requirement for RediReserve Variable Rate Certificates:  We will not pay interest on a RediReserve certificate for any day that the end-of-the-day aggregate principal amount is less than $100. We may elect to charge a service fee of $10 for any statement period during which the average end-of-the-day aggregate principal amount of a RediReserve certificate is less than $100. If a holder owns more than one RediReserve certificate, we may charge a service fee for each RediReserve certificate that has an average end-of-the-day aggregate principal amount of less than $100 during a statement period. We have the right to increase or decrease the minimum aggregate principal amount that must be maintained in a RediReserve certificate. We may apply the increase or decrease, at our election, to RediReserve certificates outstanding as of the date of the increase or decrease as well as to RediReserve certificates offered and issued after the increase or decrease. If we increase the service fee or increase the minimum aggregate principal amount that must be maintained in a RediReserve certificate, we must give the holders of RediReserve certificates that are outstanding on the date of any increase at least 30 days’ advance written notice, except as may be necessary, in our sole discretion, to comply with any legal or regulatory requirements applicable to us or to the securities, in which case we may give less than 30 days’ notice. We will describe any change in the applicable prospectus supplement, for RediReserve certificates that will be offered in the future. We may also advise holders from time to time of any changes to already outstanding securities by written notice to each record holder’s address of record.

Maximum Aggregate Principal Amount Limit:  The maximum aggregate principal amount that any holder may have invested at any one time in RediReserve certificates (including the initial principal investment and any additional investment(s) by the same holder, whether held individually or jointly with another) and investment notes, combined, shall not exceed $500,000. In our sole discretion, we may approve any aggregate principal amount in excess of that amount. We reserve the right, in our sole discretion, to return to any holder any or all amounts in excess of the maximum aggregate principal amount described in this paragraph, without interest, as soon as practicable after our receipt of the excess amount or identification of the excess amount. From time to time, we may increase or decrease the maximum aggregate principal amount for RediReserve certificates and investment notes combined. We will describe any increase or decrease in the applicable prospectus supplement.

Redemption at the Holder’s Election:  A holder may redeem all or a portion of a holder’s RediReserve certificate at any time so long as the amount of each redemption of less than the full amount of the RediReserve certificate is equal to or greater than any minimum redemption amount then in effect. A holder may redeem in full a RediReserve certificate at any time, regardless of the established minimum redemption amount. Upon demand by a holder, we will pay the holder the full amount of the available funds invested in the RediReserve certificate being redeemed. We may delay payment on redemption of a newly purchased RediReserve certificate, or additional investments in an existing RediReserve certificate, for whatever time is necessary to assure that we have received in full the purchase price of, or principal investment in, the RediReserve certificate. For example, we may delay redemption until a check given to us in payment for, or as an additional investment in, a RediReserve certificate clears. Holders must send demands for redemption to us at our principal place of business or such other place as we may designate for this purpose. From time to time we may establish, in our sole discretion, minimum amounts for redemptions of RediReserve certificates. We will give holders of outstanding RediReserve certificates 30 days’ notice before establishing a minimum redemption amount or increasing a previously established minimum redemption amount, except as may be necessary, in our sole discretion, to comply with any legal or regulatory requirements applicable to us or to the securities, in which case we may give less than 30 days’ notice. Any such change will also be described in the applicable prospectus supplement, for RediReserve certificates that will be offered in the future.

Redemption by Draft:  A holder may elect to make redemptions by draft, which is similar to a check, payable to the order of any payee. Redemptions by draft of less than the full amount of a RediReserve certificate must meet any minimum redemption amount then in effect. At the request of a holder, we will provide the holder with drafts that will be payable through one of our subsidiary banks or a successor bank, as paying agent. All authorized signers on a RediReserve certificate must submit specimen signatures to us. Certain banks may not provide cash at the time of deposit of a draft, but will wait until they have received payment from our subsidiary bank or other designated paying agent. When a draft is presented to the subsidiary bank or other designated paying agent for payment, the subsidiary bank or other designated paying agent will cause us to redeem a sufficient amount from the holder’s RediReserve certificate to cover the amount of the draft. If a holder of more than one RediReserve certificate wishes to redeem less than all of that holder’s RediReserve certificates, then the holder must direct us as to which of the holder’s RediReserve certificates to redeem in whole or in part. Interest continues to accrue on the amount of a RediReserve certificate covered by a draft until the draft is presented to the subsidiary bank or other designated paying agent for payment. The subsidiary bank or other designated paying agent will return a draft if the amount of collected funds in the holder’s RediReserve certificate is insufficient to cover the draft or if the signature(s) on the draft do not, to our satisfaction, appear the same as the specimen signature(s) previously submitted to us. We reserve the right to charge a fee for the dishonor of a draft or for a stop payment order. See “Service Charges” below. A holder has no right of overdraft protection on the holder’s RediReserve certificate regardless of whether the holder has another investment held with us (including, but not limited to, other RediReserve certificates and investment notes).

Neither we nor the subsidiary bank or other designated paying agent will return canceled drafts to a holder of a RediReserve certificate, although we will provide a holder with copies of drafts requested by the holder upon payment of a service charge. See “Service Charges” below. A holder of a RediReserve certificate will receive a statement as described under “Form; Non-negotiability and Statements” above, which will reflect draft transactions. If a holder does not provide us with a written objection to a transaction reflected on the holder’s statement within 60 days from the date of the transaction reflected on the statement, the transaction as reflected on the holder’s statement will be deemed final. Written objections must be received by us at our principal place of business or such other place as we may designate for this purpose.

We may charge a fee for each draft presented after the fourth draft during any statement period. See “Service Charges” below.

Redemption at Our Election:  We may, at our election, redeem any RediReserve certificate either in whole or, from time to time, in part, upon not less than 30 days’ written notice to the holder. Subject to compliance with the indenture governing the securities, we may also redeem a holder’s RediReserve certificate on less than 30 days’ notice if, in our sole discretion, the redemption is necessary to comply with any legal or regulatory requirements applicable to us or to the securities. Upon redemption, we will pay the aggregate principal amount of the RediReserve certificate without premium, plus interest accrued up to but not including the date of redemption and not previously added to the aggregate principal amount of the RediReserve certificate. We will pay accrued interest on a redeemed RediReserve certificate as soon as practicable after redemption.

Service Charges:  We may, at our election, assess service charges on the RediReserve certificates. As of the date of this prospectus, the following service charges will apply:

•	$10 charge per statement period for each RediReserve certificate that has an average end-of-the-day aggregate principal amount of less than $100;

•	$15 charge per statement period for each draft in excess of four drafts for each RediReserve certificate;

•	$25 charge for the dishonor of a RediReserve draft that has been presented for payment;

•	$10 charge for each return of a check that has been invested in a holder’s RediReserve certificate unpaid by the paying bank;

•	$10 charge per request for a stop payment order on a RediReserve draft;

•	$10 charge per copy of a cancelled RediReserve draft or periodic statement requested by a holder;

•	$25 charge to provide a holder with a written copy of additional information about transactions or investment activity that is not normally provided on a periodic statement;

•	$10 charge to deliver requested documents by express mail or courier delivery;

•	$35 charge per statement period for investigational activities relating to any RediReserve certificate for which there has been no holder initiated activity for a period of 12 months; and

•	$35 charge per statement period for investigational activities conducted by us for any RediReserve certificate for which any mail sent by us to the holder is returned to us by the U.S. Postal Service or other courier, or is otherwise undeliverable.

We may increase any existing service charge upon 30 days’ written notice to the holder of any outstanding RediReserve certificates, except as may be necessary, in our sole discretion, to comply with any legal or regulatory requirements applicable to us or to the securities, in which case we may give less than 30 days’ notice. We will send written notice of any such change to each record holder’s address of record.

We also reserve the right to assess additional service or administrative fees or charges. We will describe any new charges or any increase in charges affecting the RediReserve certificates in the applicable prospectus supplement. In addition, we will provide 30 days’ written notice of any new charges or any increase in charges to each record holder of any outstanding RediReserve certificates, except as may be necessary, in our sole discretion, to comply with any legal or regulatory requirements applicable to us or to the securities, in which case we may give less than 30 days’ notice. We will send written notice of any such change to each record holder’s address of record.

Provisions That Apply to Investment Notes

The investment notes are non-negotiable term notes with a fixed maturity date. We may offer investment notes with fixed or variable interest rates and that may or may not be redeemable by us before maturity, depending on the terms then being offered. Except where specifically noted otherwise, the description of provisions applicable to investment notes contained in this prospectus, including the discussion that follows, applies solely to investment notes with fixed interest rates that are not redeemable by us prior to maturity except as may be necessary to comply with legal or regulatory requirements applicable to us or to the securities. If, in the future, we offer variable rate investment notes or investment notes that are redeemable by us before maturity, the terms and provisions governing such securities will be set forth in the applicable prospectus supplement at the time of the offer.

Maturities:  We may offer investment notes that have maturities ranging from 91 days to ten years after their dates of issue.

Form of Security and Non-Negotiability:  The investment notes will be uncertificated and evidenced by a confirmation of book entry and a statement issued by us to each holder. These confirmations and statements issued by us are not negotiable instruments. Holders cannot transfer rights of ownership by mere endorsement and delivery of a confirmation or statement. We maintain a register to record the holder(s) of each outstanding investment note and may treat the person or persons named on the register as the holder(s) of the investment note for all purposes. Holders may transfer ownership of investment notes on Advanta’s register only by written notice to Advanta signed by the holder or holders, as applicable, or the duly authorized representative of the holder or holders, on a form that we will supply and that is returned to us in accordance with our instructions. Holders may not pledge, assign or hypothecate investment notes as collateral for a loan or otherwise.

Denomination and Minimum and Maximum Principal Amounts:  From time to time, we may set a minimum initial principal investment that a holder must make in any individual investment note. A holder may not accumulate investments in separate investment notes to satisfy the minimum initial principal investment requirements. We will specify the minimum initial principal investment amount in the applicable prospectus supplement. In our sole discretion, we may approve an initial purchase of less than the minimum initial principal investment amount that is set forth in the applicable prospectus supplement. The maximum aggregate principal amount that any holder may have invested in investment notes and RediReserve certificates (including the initial principal investment and any additional investment(s) by the same holder, whether held individually or jointly with another) combined, at any given time, shall not exceed $500,000. In our sole discretion, we may approve any aggregate principal amount in excess of that amount. We reserve the right, in our sole discretion, to return to any holder any or all amounts in excess of the maximum aggregate principal amount described in this paragraph, without interest, as soon as practicable after our receipt of the excess amount or identification of the excess amount. From time to time, we may increase or decrease the maximum aggregate principal amount for RediReserve certificates and investment notes combined. We will describe any increase or decrease in the applicable prospectus supplement.

Interest on Fixed Rate Investment Notes:  Interest rates on investment notes are set, from time to time, based on market conditions and our financial requirements. Once determined, the rate of interest payable on an investment note will remain fixed until the investment note matures or is redeemed by the holder. We will compound interest daily on all investment notes.

We will pay interest on 91-day and six month investment notes only at maturity. We will pay interest on all other investment notes monthly, quarterly, semi-annually, annually or at maturity, at the holder’s election. A holder may change this election one time during the term of the investment note, except that a holder of a one year investment note may not change this election during the term of the one year investment note.

Interest on Variable Rate Investment Notes:  We will describe the methods of compounding and paying interest on any variable rate investment notes we may offer in the applicable prospectus supplement.

Automatic Extension:  At maturity, we will automatically extend the term of an investment note with a principal investment amount of at least $2,500 for a period equal to the investment note’s original term if:

•	we do not give the holder notice of redemption at maturity at least seven Business Days before the investment note’s maturity and the holder does not request that the investment note be redeemed or converted to another term within seven Business Days after the investment note’s maturity; and

•	at the time the investment note matures we are offering investment notes of the same term, denomination and interest type ( i.e., fixed or variable) as the maturing investment note in the state where the holder is a resident.

As used in this prospectus, “Business Day” means any day that is not a Saturday, a Sunday, a federal banking holiday or other day on which national banks are not authorized or obligated to be open for business. If an investment note is renewed as described above, then except as otherwise described in this prospectus or in the applicable prospectus supplement, the interest rate payable during any renewed term will be the interest rate, as of the renewal date, that is being offered by us on investment notes of the same term, denomination and interest type as the maturing investment note. Investment notes with a fixed rate of interest will continue to have a fixed rate of interest, and investment notes with a variable rate of interest will continue to have a variable rate of interest. If investment notes of the same term, denomination and interest type are not then being offered in the state where the holder is a resident, the maturing investment note will not renew and will be redeemed unless we receive instructions from the holder to renew the maturing investment note with a new investment note that has a term, denomination and interest type that is then being offered in the state where the holder is a resident. We will give each holder of an investment note notice of the investment note’s maturity at least seven Business Days before the maturity date. If we give notice to a holder of our intention to redeem an investment note at maturity, no interest will accrue after the date of maturity. Likewise, if a holder submits a written request for redemption within seven Business Days after an investment note’s maturity date, no interest will accrue after the date of maturity. We will redeem automatically any investment note with a principal investment amount that is less than $2,500 at maturity.

Redemption by Advanta at Maturity:  We will not redeem any investment note at maturity unless we give written notice of the redemption at least seven Business Days before the maturity date. The holder of an investment note has no right to require us to redeem an investment note before maturity except as described in this prospectus and any applicable prospectus supplement.

Redemption by Advanta Before Maturity:  We may not redeem investment notes before maturity unless we specify otherwise in the applicable prospectus supplement or, in our sole discretion, the redemption is necessary to comply with any legal or regulatory requirement applicable to us or to the securities and we comply with the indenture. From time to time, we may offer investment notes that are redeemable by us before maturity at our election. If we offer investment notes that are redeemable by us before maturity at our election, we will describe our redemption rights and the terms of redemption in the applicable prospectus supplement. Any redemption rights that we may have in the future to redeem investment notes before maturity will apply only to investment notes we offer and sell by this prospectus and a prospectus supplement that describes those rights and the terms of redemption.

Redemption by the Holder on Death or Total Permanent Disability:  An individual holder may redeem an investment note after his or her total permanent disability. The estate of an individual holder may redeem an investment note after the holder’s death. For investment notes with joint holders, any individual joint holder may redeem the investment note after his or her total permanent disability, or any joint holder may redeem an investment note after the death of any other joint holder of the same investment note. In each of these cases, the applicable holder’s death or total permanent disability must be established to our satisfaction. The redemption price, in the event of death or total permanent disability, is the principal amount of the investment note plus accrued and unpaid interest up to but not including the date of redemption.

We may modify the policy on redemption upon death or total permanent disability. We will describe any modification of this policy in the applicable prospectus supplement. However, no modification will adversely affect the right of redemption applicable to any investment note that was purchased before the modification. For more information on redemption by joint holders, see “Provisions That Apply to all Securities — Joint Holders.”

Liquidity:  A holder has no contractual right to redeem an investment note before maturity, except in the event of death or total permanent disability as described above. However, during any fiscal year quarterly period, we may, in our sole discretion, honor written requests for early redemption up to a maximum aggregate amount of investment notes that is equal to the greater of $1,000,000 or 2% of the aggregate outstanding principal balance of all RediReserve certificates and investment notes as of the end of the previous fiscal quarter, or such other limit as we may set from time to time. To the extent we elect to honor requests for early redemption, we will do so on a first come, first served basis. Once the applicable quarterly limit has been reached no further requests will be honored during that calendar quarter.

If we elect to honor a request for early redemption, we have the right, but not the obligation, to impose a penalty that is the higher of:

•	90 days’ compounded interest at the actual rate of interest on the investment note on the amount being redeemed; or

•	the “Economic Replacement Value,” which means the approximate cost that we would incur to replace the money that we are paying upon an early redemption.

When we issue an investment note, we plan to use the invested funds for the full term of the investment note. When a holder redeems all or part of an investment note early, we intend to replace those funds by issuing a new investment note in the principal amount of, and with a maturity that is at least equal to, the remaining term of the redeemed investment note. If current interest rates on investment notes are higher than the rate on the redeemed investment note, we will incur an additional cost, in the form of additional interest, to replace those funds.

To calculate the Economic Replacement Value for an early redeemed investment note, we will first determine the “Calculation Rate.” The “Calculation Rate” means either:

•	the interest rate, on the date of early redemption, that we have posted for an investment note with a maturity that matches exactly the remaining term of the investment note that is being redeemed; or

•	if the remaining term of the investment note that is being redeemed does not exactly match one of the maturities that we are then offering, the interest rate, on the date of early redemption, that we have posted for an investment note with a maturity that is the next longest.

The amount, if any, by which the Calculation Rate exceeds the rate on the investment note that is being redeemed is expressed as a percentage. This percentage, the principal amount being redeemed and the actual number of days remaining until maturity are used to calculate the Economic Replacement Value. This calculation is computed on a compounded basis, consistent with the interest method of the investment note that is being redeemed. Under either calculation method, early redemption may result in a loss of principal.

Service Charges:  We may, at our election, assess service charges on the investment notes. As of the date of this prospectus, the following service charges will apply:

•	$10 charge for each return of a check that has been invested in a holder’s investment note unpaid by the paying bank;

•	$10 charge per copy of a cancelled check issued to a holder for an interest payment or for payment at maturity requested by a holder;

•	$25 charge to provide a holder with a written copy of additional information about investment activity that is not normally provided on a periodic statement;

•	$10 charge to deliver requested documents by express mail or courier delivery; and

•	$35 charge per statement period for investigational activities for any investment note for which any mail sent by us to the holder is returned to us by the U.S. Postal Service or other courier or is otherwise undeliverable.

We may increase any existing service charge upon 30 days’ written notice to the holder of any outstanding investment notes, except as may be necessary, in our sole discretion, to comply with any legal or regulatory requirements applicable to us or to the securities, in which case we may give less than 30 days’ notice. We will send written notice of any such change to each record holder’s address of record.

We also reserve the right to assess additional service or administrative fees or charges. We will describe any new charges or any increase in charges affecting the investment notes in the applicable prospectus supplement. In addition, we will provide 30 days’ written notice of any new charges or any increase in charges to each record holder of any outstanding investment notes, except as may be necessary, in our sole discretion, to comply with any legal or regulatory requirements applicable to us or to the securities, in which case we may give less than 30 days’ notice. We will send written notice of any such change to each record holder’s address of record.

Provisions That Apply to All Securities

Right to Decline Investments:  We reserve the right to decline any initial or additional investment in our sole discretion.

Investment Limitations:  For investment in the RediReserve certificates and investment notes, we only accept instruments payable in U.S. dollars and through U.S. banks. In our sole discretion we may also accept electronic transfers of U.S. dollars from U.S. banks. We do not accept cash, bond coupons, bearer bonds or any other similar instruments for investment. We do not accept for investment instruments that are invalid, such as improperly endorsed checks, and we reserve the right to reclaim funds from an investor or potential investor if final settlement of an instrument is refused by the paying bank.

Joint Holders:  All securities offered by this prospectus held by more than one holder are considered to be held by the holders as joint tenants with the right of survivorship, a legal form of ownership whereby each holder is deemed to own the entire security. If one or more of the holders dies, that holder’s interest in the security passes to the remaining holder(s). For securities owned by more than one person, we have the right to act on the instructions of less than all of the joint holders, so long as the signature(s) of the instructing holder(s) are on file with us or the identity of the holder(s) can otherwise be established to our satisfaction. This means, for example, that any one holder may redeem a security or withdraw some or all funds from a security without the knowledge or consent of the other holder(s).

A holder of a security held by more than one person cannot remove another holder from the title of the security without the written consent of the holder being removed, nor can an additional holder be added without the written consent of all existing holders. We generally require that all signatures be notarized on instructions to remove or add a holder.

Holder in Form of Trust:  We act solely in accordance with the instructions received from any trustee or co-trustee whose signature is on file with us and who shall be liable for such instructions or, upon his or her death or disability or removal or resignation from the role of trustee, in each case as established to our satisfaction, upon the instructions received from the successor trustee. We do not administer trusts, nor do we provide advice to our investors relating to trusts. We do not accept custody of or assume responsibility for interpreting the contents of any deed of trust or other trust documentation. However, at our discretion, we may request a copy of the deed of trust or other trust documentation solely for the purpose of verifying the existence of the entity. Furthermore, with respect to trusts that terminate on a certain date or upon the occurrence of a stated contingency, we do not make distributions to beneficiaries. RediReserve certificates and investment notes held in the name of a trust are subject to all of the terms and conditions of the securities, including without limitation the early redemption penalties applicable to investment notes as described above under “Provisions That Apply to Investment Notes — Liquidity.”

Interest Accrual Date:  Interest on the securities offered by this prospectus accrues from the date of purchase. Unless we specify otherwise in a supplement to this prospectus, the date of purchase is deemed to be the date we receive funds if the funds are received in our offices before 3:00 p.m. local time on a Business Day, or the next Business Day if we receive the funds in our offices on a non-Business Day or after 3:00 p.m. local time on a Business Day.

Interest Withholding:  We will withhold 28%, or such other percentage as the Internal Revenue Service then requires to be withheld, of any interest paid to any investor who has not provided us with a fully executed Form W-9 or satisfactory equivalent or where the Internal Revenue Service has notified us that back-up withholding is otherwise required.

Additional Interest:  In addition to the interest rates payable as described above, we may pay additional interest, premiums or other benefits (“Additional Interest”) on some or all of the securities offered by this prospectus, in the amounts, in the form, on the terms and at the times as we may determine from time to time. We may modify or discontinue Additional Interest payments at any time. However, no change in Additional Interest payments, whether by modification or discontinuation, will apply to any investment notes that were purchased before the change. For example, but without limitation, we may limit Additional Interest payments to:

•	investment notes of selected terms to maturity;

•	investment notes of selected principal amounts or RediReserve certificates with certain aggregate principal amounts;

•	new investors;

•	current investors who are increasing or renewing their investments in the securities; or

•	current or new investors residing in one or more specified states or localities where we are authorized to offer and sell the securities.

Aggregate Indebtedness and Additional Securities:  The indenture does not limit the amount of indebtedness that may be outstanding under the indenture at any one time or the amount of any class of securities that may be outstanding at any one time. We have issued other securities under the indenture pursuant to this and prior registration statements. The aggregate principal amount of these securities issued and outstanding at December 31, 2008 was approximately $206.6 million. We may offer from time to time, under the indenture, additional classes of securities with terms and conditions different from the securities offered by this prospectus, except that no security issued under the indenture may be senior to these securities. If required by applicable laws and regulations, we will supplement this prospectus if and when we decide to offer any additional class of security under the indenture.

Modification of Indenture:  The indenture may be modified by us and the trustee at any time with the consent of the holders of at least a majority in principal amount of the securities then outstanding. However, no modification of the indenture may be made that will:

•	affect the terms of payment or the principal of any outstanding security, unless the holder of the security consents; or

•	reduce the percentage of holders of securities whose consent is required to modify the indenture.

We and the trustee may enter into supplemental indentures, without action by the holders of the securities, that add covenants or agreements of ours for the protection of the holders of the securities, that clarify any ambiguity or correct any defect in the indenture, consistent with its terms, or that modify provisions of the indenture provided that the modifications do not have a material adverse effect on the interest of the holders of outstanding securities.

Place and Method of Payment:  Principal and interest on the securities offered by this prospectus will be payable at our office, or at such other place as we may designate for that purpose. However, at our option, we may make payments by check or draft mailed to the person entitled to the payments at his or her address of record appearing in the register that we maintain for that purpose or by electronic payment method to a receiving point designated by the holder.

Events of Default:  An event of default is defined in the indenture as being any of the following:

•	default in payment of principal on any of the securities that become due and payable under the indenture;

•	a default for 30 days in payment of any installment of interest on a security; or

•	certain events of bankruptcy, insolvency or reorganization or default in the performance or breach of any covenant or warranty of ours in the indenture and continuance of the default in performance or breach for a period of 60 days after notice of the default has been received by us from the trustee or from the holders of 25% in principal amount of the securities then outstanding.

We are required to file annually with the trustee an officer’s certificate as to the absence of defaults under the terms of the indenture. The indenture provides that the holders of a majority in principal amount of the applicable securities then outstanding may, on behalf of all holders, waive any past default or event of default except in payment of principal or interest on the securities and certain other specified covenants or provisions.

Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default occurs and is continuing, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders of securities, unless the holders of securities have offered to the trustee reasonable security or indemnity. Subject to the provisions for the indemnification of the trustee, the holders of a majority in principal amount of the securities at the time outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any power conferred on the trustee, except that the direction may not conflict with any law or indenture provision and the direction may not be unduly prejudicial to the rights of other holders of the securities of that series not joining in such action. The trustee may take any other action deemed proper by the trustee not inconsistent with the direction.

The indenture contains certain limitations on the right of an individual holder of securities to institute legal proceedings in the event of our default. The right of any holder to institute a legal proceeding under the indenture is subject to certain conditions precedent, including a written notice to the trustee of a continuing event of default, a written request to the trustee from the holders of at least 25% in principal amount of the outstanding securities of that series to take action, an offer satisfactory to the trustee of indemnity against liabilities incurred by it in compliance with the request, a failure by the trustee to institute the proceeding within 60 days of receipt of the notice and request and offer of indemnity, and the absence of any inconsistent direction received by the trustee during that 60-day period from the holders of at least a majority in principal amount of the outstanding securities of that series. The foregoing limitations do not apply to a suit instituted by a holder for the enforcement of payment of principal, any premium, any Additional Amounts, and interest when due on the securities.

Liquidity:  We do not expect that there will be a trading market for the RediReserve certificates or the investment notes.

Certain Covenants:  We have entered into a number of covenants in the indenture including a covenant that we will not consolidate or merge with or into any other corporation, unless the other corporation expressly assumes our obligations under the indenture. The indenture contains no covenants or other provisions to protect holders of securities in the event of a highly leveraged transaction or a change in voting control of Advanta Corp.

Exchanges:  We, in our discretion, may offer and/or accept outstanding securities in exchange for other securities of the same series containing identical terms and provisions issued under the indenture.

Concerning the Trustee:  The Bank of New York Mellon, as successor trustee to JP Morgan Chase Bank, N.A., is the trustee under the indenture. The trustee may resign at any time, or may be removed by the holders of a majority of the principal amount of outstanding securities. In addition, upon the occurrence of contingencies relating generally to the insolvency of the trustee or the trustee’s ineligibility to serve as trustee under the

Trust Indenture Act of 1939, as amended, we may remove the trustee or a court of competent jurisdiction may remove the trustee upon petition of a holder of securities. However, no resignation or removal of the trustee may become effective until a successor trustee has accepted the appointment as provided in the indenture.

The trustee currently serves as trustee under other indentures that govern other outstanding debt securities of ours or our affiliates. We and our subsidiaries reserve the right to enter into additional banking relationships with the trustee and its subsidiaries and affiliates in the future.

Satisfaction and Discharge of Indenture:  The indenture may be discharged upon the payment of all RediReserve certificates and investment notes outstanding under the indenture and any additional securities outstanding under the indenture or upon deposit in trust of funds sufficient for such payment, plus compliance with certain formal procedures described in the indenture.

Reports:  We file annual, quarterly and other current and periodic reports with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will send copies of these reports to any holder of securities who requests them orally or in writing.

Variations in Terms and Conditions:  We reserve the right from time to time to vary the terms and conditions of the securities offered by this prospectus, including, but not limited to: minimum initial principal investment amount requirements; maximum aggregate principal amount limits for RediReserve certificates and investment notes combined; Additional Interest payments; minimum denominations for investment and/or redemption; service and other fees and charges; and redemption provisions. Terms and conditions may be varied by state, locality, principal amount, type of investor — for example, new or current investor — or as otherwise permitted under the indenture governing the securities offered by this prospectus.

Compliance with Rule 14e-1:  Any purchase of securities by us will be accomplished in compliance with Section 14(e) of the Exchange Act and Rule l4e-1 promulgated under the Exchange Act, if applicable.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following summary of the material United States federal income tax consequences of the purchase, ownership and disposition of the securities offered by this prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change or possible differing interpretations, which could apply retroactively, so as to result in United States federal income tax consequences different from those discussed below. This summary deals only with securities held as capital assets and does not purport to deal with persons in special tax situations, such as financial institutions, insurance companies, regulated investment companies, securities dealers or currency dealers, persons holding securities as a hedge against currency risks or as a position in a “straddle” for tax purposes, or persons whose functional currency is not the United States dollar. It also does not deal with holders other than original purchasers (except where otherwise specifically noted). Persons considering the purchase of the securities offered by this prospectus should consult their own tax advisors concerning the application of United States federal income tax laws to their particular situations as well as any consequences of the purchase, ownership, and disposition of the securities arising under the laws of any other taxing jurisdiction.

As used herein, the term “U.S. Holder” means a beneficial owner of the securities that is for United States federal income tax purposes:

•	a citizen or resident of the United States;

•	a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof;

•	an estate the income of which is subject to United States federal income taxation regardless of its source;

•	a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries having authority to control decisions of the trust; or

•	any other person whose income or gain in respect of the securities is effectively connected with the conduct of a United States trade or business.

U.S. Holders

Payments of Interest:  Payments of interest on the securities offered by this prospectus generally will be taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received, actually or constructively (in accordance with the U.S. Holder’s regular method of tax accounting). Holders of investment notes with 91 day and six month maturities and holders of one year investment notes who wish to receive tax deferred status will have interest credited only at maturity or on the date of early redemption. Holders of other term investment notes may elect to receive payments of interest at monthly, quarterly, semi-annual or annual intervals, or at maturity. The interest payment option election may be changed once during the term of the investment note, except that holders of one year investment notes may not change this election during the term of the one year investment note. If no interest payment option is elected on terms of 12 months or greater, interest will be credited to your account on December 31. All interest credited will be reported to the Internal Revenue Service as of December 31. With respect to 91 day, six month or one year tax-deferred investment notes, interest will be both credited and paid only at maturity or upon early redemption and will be reported to the IRS for the year in which maturity or early redemption occurred.

If you borrow money to purchase or carry any tax-deferred, 91 day, six month or one year investment note, a portion of the interest that you pay on that borrowing may not be deductible in the year in which you pay the interest. Generally, the amount of your interest expense that cannot be deducted in the year in which you pay it is equal to the excess of the amount of interest that you paid or accrued on the borrowing over the amount of interest included in your income from the tax-deferred investment note with a maturity of one year or less that you purchased with the borrowed money. You can deduct in the year in which the investment note matures or is redeemed any interest that you cannot deduct in the year in which you pay it because of this rule. A taxpayer can avoid having this interest expense deferral rule apply by electing to include in income annually all of the taxpayer’s accrued interest on short-term debt obligations. However, such an election applies to all short-term debt obligations acquired by the taxpayer on or after the first day of the taxable year to which the election applies, and to all subsequent taxable years unless it is revoked with the IRS’s consent.

Disposition of Securities:  Upon the sale, exchange or retirement of a security offered in this prospectus, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (other than amounts representing accrued and unpaid interest) and such U.S. Holder’s adjusted tax basis in the security. A U.S. Holder’s adjusted tax basis in a security generally will equal the U.S. Holder’s initial investment in the security increased by any original issue discount included in income (and accrued market discount, if any, if the U.S. Holder has included such market discount in income) and decreased by the amount of any principal payments, and in the case of a security issued with original issue discount, any payments, other than qualified stated interest payments, received and amortizable bond premium taken with respect to such security. The maximum capital gains rates for individuals with respect to gain recognized upon the disposition of capital assets held for more than one year is 15%. Thus, gain recognized by a holder upon the disposition of a security may be subject to the more favorable capital gains rates depending in part upon the holder’s holding period for the security. Holders should consult their own tax advisors with respect to the tax consequences to them of the disposition of the securities. The distinction between capital gain or loss is also relevant for purposes of, among other things, limitations on the deductibility of capital losses.

If a U.S. Holder disposes of only a portion of a security pursuant to a redemption or repayment, such disposition will be treated as a pro rata prepayment in retirement of a portion of a debt instrument. Generally, the resulting gain or loss would be calculated by assuming that the original security being tendered consists of two instruments, one that is retired (or repaid), and one that remains outstanding. The adjusted issue price, the U.S. Holder’s adjusted basis and the accrued but unpaid original issue discount of the security, determined immediately before the disposition, would be allocated between these two instruments based on the portion of the instrument that is treated as retired by the pro rata prepayment.

Backup Withholding and Information Reporting

Backup withholding and information reporting requirements may apply to certain payments of principal, premium and interest on the securities and to payments of proceeds of the sale or redemption of the securities, to certain non-corporate U.S. Holders. Advanta, its agent, a broker, the relevant trustee or any paying agent, as the case may be, will be required to withhold from any payment a tax equal to 28%, or such other percentage as is then required to be withheld by the Internal Revenue Service, of such payment if the U.S. Holder fails to furnish or certify his, her or its correct taxpayer identification number (social security number or employer identification number) to the payor in the manner required, fails to certify that such U.S. Holder is not subject to backup withholding, or otherwise fails to comply with the applicable requirements of the backup withholding rules. Backup withholding is also required where the Internal Revenue Service notifies us to withhold because the payee failed to properly report interest or dividend income in an earlier taxable year. Any amounts withheld under the backup withholding rules from a payment to a holder may be credited against such holder’s United States federal income tax and may entitle such holder to a refund, provided that the required information is furnished to the United States Internal Revenue Service.

The United States federal income tax discussion set forth above is included for general information only and may not be applicable depending upon a holder’s particular situation. Holders should consult their own tax advisors with respect to the tax consequences to them of the ownership and disposition of the securities offered by this prospectus, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

PLAN OF DISTRIBUTION

We may sell the securities offered in this prospectus (1) directly to purchasers; (2) through agents; (3) through underwriters; (4) through dealers; or (5) through a combination of any of these methods of sale.

Except as we may otherwise indicate in the applicable prospectus supplement, we will sell these securities directly, without an underwriter or selling agent, and the securities will be sold by our employees who, under Rule 3a4-1(a) of the Exchange Act, are deemed not to be brokers. In accordance with the provisions of Rule 3a4-1(a), our employees who sell securities will not be compensated by commission, will not be associated with any broker or dealer and will limit their activities so that, among other things, they do not engage in oral solicitations of, and comply with certain specified limitations when responding to inquiries from, potential purchasers.

We may distribute the securities offered in this prospectus in one or more transactions: (1) at a fixed price or prices, which may be changed; (2) at market prices prevailing at the time of sale; (3) at prices related to the prevailing market prices; or (4) at negotiated prices.

We may solicit directly, or agents designated by us from time to time may solicit, offers to purchase securities offered in this prospectus. We will disclose in the applicable prospectus supplement any agent, which may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the securities offered in this prospectus and any commissions payable by us to that agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable efforts basis.

If we use an underwriter or underwriters in the sale of the securities offered in this prospectus, we will execute an underwriting agreement with the underwriter(s) at the time of sale to it or them. We will disclose the name(s) of the underwriter(s) and the terms of the transaction, including commissions, discounts and any other compensation of the underwriter(s), in the prospectus supplement, which will be used by the underwriter(s) to make resales of the securities in respect of which this prospectus and the prospectus supplement are delivered to the public. Unless otherwise indicated in the prospectus supplement, the obligations of underwriter(s), if any, will be subject to certain conditions precedent and the underwriter(s) will be obligated to purchase all of the securities offered for sale if any are purchased. The underwriter(s) may sell the securities to or through dealers and the underwriter(s) may compensate those dealers in the form of discounts, concessions or commissions. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. We may grant to any underwriter(s) who participate in the sale of securities an option to purchase additional securities to cover over-allotments, if any, in connection the sale of securities. If we grant any over-allotment option, the terms of such over-allotment option will be disclosed in the applicable prospectus supplement.

If we use a dealer in the sale of the securities offered in this prospectus, we will sell those securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The name of the dealer and the terms of the transaction, including any discounts, commissions and any other compensation to be received by any dealer in connection with the sale of the securities offered in this prospectus, will be set forth in the applicable prospectus supplement.

The underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, including borrowers from, engage in transactions with, and perform services for, us or one or more of our affiliates in the ordinary course of business.

Underwriters, dealers, agents and other persons may be entitled, under agreements which they may enter into with us, to indemnification against certain civil liabilities, including liabilities under the Securities Act.

If indicated in the applicable prospectus supplement, we will authorize agents and underwriters to solicit offers by certain institutions to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts (“Contracts”) providing for payment and delivery on the date stated in the prospectus supplement. Each Contract will be for an amount not less than, and, unless we otherwise agree, the aggregate principal amount of securities sold pursuant to Contracts shall be not less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Contracts will not be subject to any conditions except that the purchase by an institution of the securities covered by its Contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which that institution is subject. A commission indicated in the prospectus supplement will be paid to underwriters and agents soliciting purchases of debt securities pursuant to Contracts accepted by us.

Until the distribution of the securities is completed, rules of the SEC may limit the ability of the underwriters and selling group members, if any, to bid for and purchase the securities. As an exception to these rules, the representatives of the underwriters, if any, are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

If an underwriter creates a short position in the securities in connection with the offering by selling more securities than are set forth on the cover page of the applicable prospectus supplement, the representatives of the underwriters may reduce that short position by purchasing securities in the open market. The representatives of the underwriters also may elect to reduce any short position by exercising all or part of an over-allotment option, if applicable, described in the applicable prospectus supplement.

The representatives of the underwriters also may impose a penalty bid on certain underwriters and selling group members. This means that if the representatives purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those shares as part of the offering thereof.

In general, purchases of a security for the purpose of stabilization or to reduce a syndicate short position could cause the price of the security to be higher than it might otherwise be in the absence of those purchases. The imposition of a penalty bid might have an effect on the price of a security to the extent that it discourages resales of the security by purchasers in the offering.

Neither we nor the underwriters, if any, make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, neither we nor the underwriters, if any, make any representation that the representatives of the underwriters, if any, will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

We may vary the terms and conditions of the offer by state, locality or as otherwise described under “Description of Securities — Provisions that Apply to All Securities — Additional Interest” and “— Variations in Terms and Conditions” in this prospectus. From time to time, we also may vary the terms and conditions of the securities offered by this prospectus depending on such factors as our liquidity requirements, the interest rate environment and other economic conditions.

WHERE YOU CAN FIND MORE INFORMATION — INCORPORATION OF
INFORMATION BY REFERENCE

We file periodic reports, including annual, quarterly and other current reports, proxy statements and other information statements, with the SEC. You may read and copy any document we file at the following public reference room maintained by the SEC at:

100 F Street, NE
Room 1580
Washington, D.C. 20549

You may obtain information on the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings also are available to the public over the internet at the SEC’s website at http://www.sec.gov.

We have filed a registration statement on Form S-3 with the SEC to register the securities offered by this prospectus. This prospectus is part of the registration statement but, as permitted by SEC rules and regulations, this prospectus does not contain all the information that you can find in the registration statement or the exhibits to the registration statement. You should refer to the registration statement and to the exhibits filed with the registration statement for further information about us, our consolidated subsidiaries and the securities.

The SEC allows us to “incorporate by reference” the information we file with them. This means that we are permitted to disclose information to you by referring you to other documents we have filed with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information that we file with the SEC after the date of this prospectus will automatically update and supersede this information.

We incorporate by reference in this prospectus all the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before all the securities offered by this prospectus have been sold or de-registered:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2008;

•	our Current Reports on Form 8-K filed with the SEC on January 22, 2009, January 26, 2009, January 29, 2009, February 2, 2009 and February 12, 2009.

We will deliver, without charge, to anyone receiving this prospectus, upon written or oral request, a copy of any document incorporated by reference in this prospectus but not delivered to you with this prospectus, excluding all exhibits to those documents except any exhibit that has been specifically incorporated by reference. Requests for these documents should be made to the following address and phone number: Investor Relations, Advanta Corp., Welsh & McKean Roads, P.O. Box 844, Spring House, Pennsylvania 19477, telephone: (215) 444-5335.

You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the front of the document. Our business, financial condition, results of operations and prospects may have changed since that date.

We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

CAUTIONARY STATEMENT PURSUANT TO THE PRIVATE SECURITIES

LITIGATION REFORM ACT OF 1995

We have included or incorporated by reference in this prospectus statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”). In addition, other written or oral communications provided by Advanta from time to time may contain “forward-looking statements.” Forward-looking statements are not historical facts but instead are based on certain assumptions by management and represent only our belief regarding future events, many of which, by their nature, are inherently uncertain and outside our control. Forward-looking statements are often identified by words or phrases such as “is anticipated,” “are expected to,” “are estimated to be,” “intend to,” “believe,” “will likely result,” “projected,” “may,” or other similar words or phrases. These forward-looking statements are subject to certain risks and uncertainties, including those described in the Risk Factors section of this prospectus, that could cause actual results to differ materially from those projected. Additional risks that may affect our future performance are included elsewhere in this prospectus and in our other filings with the SEC. When considering forward-looking statements, you should keep in mind these risk factors and other cautionary statements in this prospectus. You should not place undue reliance on any forward-looking statement that speaks only as of the date made. We undertake no obligation to update any forward-looking information except as may be required by law. However, any further disclosures made on related subjects in our subsequent reports filed with the SEC, including any applicable prospectus supplement and our Reports on Forms 10-K, 10-Q and 8-K, should be consulted.

LEGAL OPINIONS

WolfBlock LLP will pass upon certain matters relating to the securities offered by this prospectus as well as on the material United States federal income tax consequences of the purchase, ownership and disposition of the securities.

EXPERTS

The consolidated financial statements incorporated by reference in this prospectus and elsewhere in the registration statement to the extent and for the periods indicated in their reports have been audited by KPMG LLP, an independent registered public accounting firm, and are incorporated herein in reliance upon the authority of that firm as experts in giving such reports.

PROSPECTUS

The date of this prospectus is          , 2009

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities registered under this registration statement:

Registration fees	$19,650
Printing	$30,000
Legal fees and expenses	$30,000
Accounting fees and expenses	$5,000
Indenture Trustee’s fees and expenses	$750
Miscellaneous	$4,600

Total	$90,000
Item 15. Indemnification of Directors and Officers
     For information regarding provisions under which a director or officer of Advanta Corp. may be insured or indemnified in any manner against any liability that he or she may incur in his or her capacity as such, reference is made to Section 145 of the Delaware General Corporation Law, which provides in its entirety as follows:
     (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.
     (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
     (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.
     (e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.
     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.
     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.
     (h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.
     (i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.
     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
     (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).
     Article VII of the Amended and Restated By-Laws of Advanta Corp. provides that Advanta Corp. shall indemnify any director, or officer of Advanta Corp. for expenses (including legal fees), judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement, actually and reasonably incurred by him to the fullest extent now or, if greater, hereafter permitted by law in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, brought or threatened to be brought against him by reason of the fact that he is or was a director, or officer of Advanta Corp. or is or was serving at the request of Advanta Corp. as a director, or officer of another entity or enterprise, including service with respect to employee benefit plans. The Amended and Restated By-Laws further provide that the Board of Directors of Advanta Corp. may, by resolution, indemnify any person who is or was an employee or agent of Advanta Corp. for liabilities incurred in connection with services rendered for or at the request of Advanta Corp. or its subsidiaries.
     In addition, consistent with Section 102 of the Delaware General Corporation Law, Article Eighth of Advanta Corp.’s Restated Certificate of Incorporation provides that directors shall not be personally liable to Advanta Corp. or its stockholders for monetary damages for breaches of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to Advanta Corp. or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (relating to unlawful payments of dividend or unlawful stock purchase or redemption), or (iv) for any transaction from which the director derived an improper personal benefit.
     Advanta Corp. maintains director and officer liability insurance which would provide coverage against certain securities law liabilities.
     See Item 17 of this Part II for further information concerning indemnification of directors, officers and controlling persons of Advanta Corp.
Item 16. Exhibits

3.1*	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 4.1 to Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-3 (File No. 33-53475), filed June 10, 1994), as amended by the Certificate of Designations, Preferences, Rights and Limitations of the Registrant’s 6 3/4% Convertible Class B Preferred Stock, Series 1995 (Stock Appreciation Income Linked Securities (SAILS)) (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed August 16, 1995), as further amended by the Certificate of Designations, Preferences, Rights and Limitations of the Registrant’s Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 1 to the Registrant’s Registration Statement on Form 8-A filed March 17, 1997).

3.2*	Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed April 5, 2007).

4.1*	Trust Indenture between Registrant and Mellon Bank, N.A., as original Trustee, and Instrument of Resignation, Appointment and Acceptance among Mellon Bank, N.A. and The Chase Manhattan Bank, as successor Trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3 (File No. 333-74575) filed March 17, 1999).

4.2**	Company Order dated March 12, 2009.

5**	Opinion of WolfBlock LLP dated March 12, 2009.

12**	Computation of Ratio of Earnings to Fixed Charges.

23.1**	Consent of KPMG LLP dated March 12, 2009.

23.2**	Consent of WolfBlock LLP dated March 12, 2009 (included in Exhibit 5).

24**	Power of Attorney (included on signature page in Part II of this Registration Statement).

25***	Form T-1, Statement of Eligibility and Qualification Under the Trust Indenture Act of 1939 of a Corporation Designated to Act as Trustee.

*	Incorporated herein by reference.

**	Electronically filed herewith.

***	To be filed by pre-effective amendment.

ITEM 17. Undertakings
     (a) The undersigned registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that the undertakings set forth in clauses (i), (ii) and (iii) of this paragraph do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (4) That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser:
               (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
               (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
          (5) That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to the purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
               (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
               (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
               (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
               (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES AND POWER OF ATTORNEY
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lower Gwynedd Township, Montgomery County, Commonwealth of Pennsylvania, on March 12, 2009.

Advanta Corp.
By:	/s/ William A. Rosoff
William A. Rosoff,
President and Vice Chairman of the Board

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dennis Alter, William A. Rosoff, Philip M. Browne and Jay A. Dubow and each of them, jointly and severally, his or her true and lawful attorneys-in-fact and agents, with full authority and power of substitution and re-substitution, for him or her and in his or her name, place and stead, and in any and all capacities, to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated effective on March 12, 2009.

Signature		Title

By:	/s/ Dennis Alter Dennis Alter	Chairman of the Board and Chief Executive Officer

By:	/s/ William A. Rosoff William A. Rosoff	President and Vice Chairman of the Board

By:	/s/ Philip M. Browne Philip M. Browne	Senior Vice President and Chief Financial Officer

By:	/s/ David B. Weinstock David B. Weinstock	Vice President and Chief Accounting Officer

By:	/s/ Max Botel Max Botel	Director

By:	/s/ Thomas Costello Thomas Costello	Director

Signature		Title

By:	/s/ Dana Becker Dunn Dana Becker Dunn	Director

By:	/s/ Ronald Lubner Ronald Lubner	Director

By:	/s/ Olaf Olafsson Olaf Olafsson	Director

By:	/s/ Michael Stolper Michael Stolper	Director

EXHIBIT INDEX

EXHIBIT	METHOD OF
NO.	FILING	DESCRIPTION
3.1	*	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 4.1 to Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-3 (File No. 33-53475), filed June 10, 1994), as amended by the Certificate of Designations, Preferences, Rights and Limitations of the Registrant’s 6 3/4% Convertible Class B Preferred Stock, Series 1995 (Stock Appreciation Income Linked Securities (SAILS)) (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed August 16, 1995), as further amended by the Certificate of Designations, Preferences, Rights and Limitations of the Registrant’s Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 1 to the Registrant’s Registration Statement on Form 8-A filed March 17, 1997).

3.2	*	Amended and Restated By-Laws of the Registrant, as amended (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed April 5, 2007).

4.1	*	Trust Indenture between Registrant and Mellon Bank, N.A., as original Trustee, and Instrument of Resignation, Appointment and Acceptance among Mellon Bank, N.A. and The Chase Manhattan Bank, as successor Trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3 (File No. 333-74575) filed March 17, 1999).

4.2	**	Company Order dated March 12, 2009.

5	**	Opinion of WolfBlock LLP dated March 12, 2009.

12	**	Computation of Ratio of Earnings to Fixed Charges.

23.1	**	Consent of KPMG LLP dated March 12, 2009.

23.2	**	Consent of WolfBlock LLP dated March 12, 2009 (included in Exhibit 5).

24	**	Power of Attorney (included on signature page in Part II of this Registration Statement).

25	***	Form T-1, Statement of Eligibility and Qualification Under the Trust Indenture Act of 1939 of a Corporation Designated to Act as Trustee.

*	Incorporated herein by reference.

**	Electronically filed herewith.

***	To be filed by pre-effective amendment.